Exhibit 4

                                 STATE OF NEVADA

  NUMBER                                                             SHARES
|        |                                                          |       |


                              HAN LOGISTICS, INC.
          Common Stock, $.001 Par Value - Authorized 50,000,000 Shares



This Certifies that_______________________________________________________is the


registered holder of _____________________________________________________Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

           this _________ day                 of _______________ A.D. __________







--------------------------------                --------------------------------
Kathleen M. Kennedy, Secretary                  Amee Han, President

((Reverse Side of Stock Certificate))



   For Value Received,___________________ hereby sell, assign and transfer unto___________________________________________________________________________

__________________________________________________________________________Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

   Dated ________________________

   In presence of ______________________________________________________________

__________________________